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As filed with the United States Securities and Exchange Commission on November 17, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	98-1209416 (I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
+1 (345) 949 4123
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mitchell S. Bloom Michael J. Kendall Edwin M. O'Connor Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	John V. Oyler Chief Executive Officer and Chairman c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands +1 (345) 949 4123	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	$28,750,000	$3,333

(1)
American depositary shares, or ADSs, evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-209044). Each ADS represents 13 ordinary shares.

(2)
Includes (i) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (ii) all ordinary shares represented by ADSs initially offered or sold outside the United States that are thereafter resold from time to time in the United States.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

          This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). The contents of the Registration Statement on Form S-1 (File No. 333-214540) filed by BeiGene, Ltd. with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on November 17, 2016, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

2

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 17, 2016.

BEIGENE, LTD.
By:	/s/ JOHN V. OYLER
	Name:	John V. Oyler
	Title:	Chief Executive Officer and Chairman

Signature	Title	Date

/s/ JOHN V. OYLER John V. Oyler	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	November 17, 2016
/s/ HOWARD LIANG Howard Liang	Chief Financial Officer and Chief Strategy Officer (Principal Financial and Accounting Officer)	November 17, 2016
* Timothy Chen	Director	November 17, 2016
* Donald W. Glazer	Director	November 17, 2016
* Michael Goller	Director	November 17, 2016
* Ranjeev Krishana	Director	November 17, 2016
* Thomas Malley	Director	November 17, 2016
* Ke Tang	Director	November 17, 2016

Signature			Title	Date

* Xiaodong Wang			Director	November 17, 2016
* Qingqing Yi			Director	November 17, 2016
BeiGene USA, Inc.
By:	/s/ JOHN V. OYLER		Authorized Representative in the	November 17, 2016
	Name:	John V. Oyler	United States
	Title:	Chief Executive Officer

*By:	/s/ JOHN V. OYLER	Attorney-in-Fact	November 17, 2016
John V. Oyler

 Exhibit Index

Exhibit No.	Exhibit Title
5.1	Opinion of Mourant Ozannes
23.1	Consent of Ernst & Young Hua Ming LLP
23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No. 333-214540) filed November 10, 2016)

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
Exhibit Index